UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2012

MOLINA HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31719	13-4204626
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Oceangate, Suite 100, Long Beach, California 90802

(Address of principal executive offices)

Registrant’s telephone number, including area code: (562) 435-3666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 2, 2012, Molina Healthcare, Inc. (the “Company”), held its 2012 Annual Meeting of Stockholders. At the meeting, a total of 44,300,404 shares were voted, representing 95.64% of the 46,320,148 shares outstanding as of the March 13, 2012 record date.

Shares were voted on the two proposals as follows:

With regard to Proposal No. 1 for the election of three Class I directors, the stockholders voted as follows:

Director	Votes For	Votes Withheld	% of Votes For
Garrey E. Carruthers	41,894,166	802,623	90.44%
Frank E. Murray, MD.	40,031,712	2,665,077	86.42%
John P. Szabo, Jr.	40,031,368	2,665,421	86.42%

With regard to Proposal No. 2 for the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2012, the stockholders voted as follows:

Votes For	Votes Against	Abstentions	% of Votes For
43,345,852	489,899	464,653	93.58%

As a result of the voting, the stockholders (1) elected all three of the Company’s nominees for Class I director; and (2) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.

Date: May 3, 2012	By: /s/ Jeff D. Barlow
Jeff D. Barlow
General Counsel and Corporate Secretary

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